FOR IMMEDIATE RELEASE

                                 20 JANUARY 2003

     NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM AUSTRALIA, CANADA, JAPAN OR ANY OTHER JURISDICTION WHERE IT WOULD BE UNLAWFUL TO DO SO

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                             Recommended Cash Offer

                    to be made (outside the United States) by

                           GOODBODY CORPORATE FINANCE

                                       and

                                 J.P. MORGAN PLC

                                  on behalf of

                             HERTAL ACQUISITIONS PLC

                           and (in the United States)

                                       by

                             HERTAL ACQUISITIONS PLC

                                       for

                               RIVERDEEP GROUP PLC

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1         INTRODUCTION

          The directors of Hertal announce that all of the Pre-conditions to the Offer to be made by Hertal for Riverdeep have been satisfied.

2         SATISFACTION OF PRE-CONDITIONS

2.1 In satisfaction of Pre-condition 1, each of Patrick McDonagh, Barry O'Callaghan and Lifetime Learning Limited have entered into the Acquisition Agreements.

2.2 In satisfaction of Pre-condition 2, Patrick McDonagh has entered into the Underwriting Agreement with Hertal.

2.3       In satisfaction of Pre-condition 3, Hertal has received:

          (a) an irrevocable undertaking from Thomas W. Keaveney to accept the Offer and vote in favour of the resolutions to be proposed at the EGM in respect of the 133,330 Riverdeep Shares held by him; and

          (b) an irrevocable undertaking from Gail E. Pearson to accept the Offer and vote in favour of the resolutions to be proposed at the EGM in respect of any Riverdeep Shares acquired by her on exercise of any of the 2,350,000 Riverdeep Share Options held by her.

3         OTHER INFORMATION

3.1 The conditions of the Offer are contained in the full text of the pre-conditional announcement issued by Hertal earlier today ("Pre-conditional Announcement"). Terms defined in the Pre-conditional Announcement have the same meaning in this announcement.

3.2 This announcement together with the Pre-conditional Announcement constitutes a firm intention to make the Offer for the purposes of Rule 2.5 of the Irish Takeover Rules.

         Enquiries:

           Hertal Acquisitions plc                  Telephone: +353 1 241 6555
           Barry O'Callaghan

           Goodbody Corporate Finance               Telephone: +353 1 667 0420
           Brian O'Kelly
           Finbarr Griffin

           JPMorgan                                 Telephone: +44 207 742 4000
           Henry Lloyd
           Eamon Brabazon

           WHPR                                     Telephone: +353 1 669 0030
           Mary Finan

           Riverdeep Group plc                      Telephone: +353 1 679 6363
           Paul D'Alton
           David Mulville

           Davy Corporate Finance                   Telephone: +353 1 679 6363
           Hugh McCutcheon
           Des Carville

           Credit Suisse First Boston               Telephone: +44 207 888 8888
           Mark Seligman
           Alexander Hofmann

           Murray Consultants                       Telephone: +353 1 498 0300
           Jim Milton
           Tom Byrne

3.3 Goodbody Corporate Finance, which is regulated by the Central Bank of Ireland, is acting exclusively for Hertal and no one else in connection with the Offer and will not be responsible to anyone other than Hertal for providing the protections afforded to clients of Goodbody Corporate Finance nor for providing advice in relation to the Offer, the contents of this announcement or any transaction or arrangement referred to herein.

3.4 JPMorgan, which is regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Hertal as financial adviser (within the meaning of the Rules of the Financial Services Authority) and for no one else in connection with the Offer or any other matter described herein and will not be responsible to anyone other than Hertal for providing the protections afforded to clients of JPMorgan or for providing advice in relation to the Offer, or any matter described herein.

3.5 Davy Corporate Finance, which is regulated by the Central Bank of Ireland, is acting exclusively for Riverdeep and no one else in connection with the Offer and will not be responsible to anyone other than Riverdeep for providing the protections afforded to clients of Davy Corporate Finance nor for providing advice in relation to the Offer, the contents of this announcement or any transaction or arrangement referred to herein.

3.6 Credit Suisse First Boston, which is regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Riverdeep and no one else in connection with the Offer and will not be responsible to anyone other than Rhine for providing the protections afforded to clients of Credit Suisse First Boston, or for providing advice in relation to the Offer, the contents of this announcement or any transaction or arrangement referred to herein.

3.7       This  announcement  has been  approved by JPMorgan for the purposes of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom.

3.8 The availability of the Offer to persons outside Ireland may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements.
          Unless otherwise determined by Hertal, the Offer will not be made, directly or indirectly, in, into or from or by use of the mails of or by any means or instrumentality (including, without limitation, facsimile transmission, telex, telephone or e-mail) of inter-state or foreign commerce of or any facilities of a national securities exchange of Australia, Canada, Japan or any jurisdiction where it would be unlawful to do so. Accordingly, copies of this announcement and any related offering documents are not being, and must not be, mailed or otherwise distributed or sent in or into or from Australia, Canada, Japan or any jurisdiction where it would be unlawful to do so and doing so may invalidate any purported acceptance of the Offer.

3.9 Riverdeep Shareholders and holders of Riverdeep ADSs who are resident in the United States should note that as Riverdeep is an Irish incorporated company, the Offer is proposed to be made, for US purposes, for the securities of a foreign company. The Offer will be subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the Offer Document, if any, will be prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. If you choose to accept the Offer, it may be difficult for you to enforce your rights and any claim you may have arising under US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of US securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a US court's judgment. You should be aware that the issuer may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases.

3.10 The directors of Hertal, acting in their capacity as such and the directors of Alchemy Partners (Guernsey) accept responsibility for the information contained in this announcement, save for that relating to Riverdeep, the Riverdeep Group, the directors of Riverdeep and members of their respective immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Hertal and the directors of Alchemy Partners (Guernsey) (all of whom have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

3.11 Barry O'Callaghan and Patrick McDonagh, accept responsibility for the information contained in this announcement, except for the recommendations and related opinions of the Independent Directors. To the best of the knowledge and belief of Barry O'Callaghan and

          Patrick McDonagh (each of whom has taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

3.12 This announcement does not constitute an invitation to subscribe for, or an offer to purchase, any securities.

3.13 Any person who is the holder of 1 per cent or more of any class of shares in Riverdeep or Hertal may be required to make disclosures pursuant to Rule 8.3 of the Irish Takeover Rules.